EXHIBIT 5.1

575 Madison Avenue
New York, NY 10022-2585
212.940.8800 tel
212.940.8776 fax

December 12, 2014

Ford Credit Auto Lease Two LLC

CAB East LLC
CAB West LLC
c/o Ford Credit SPE Management Office

c/o Ford Motor Company

World Headquarters, Suite 801-C1

One American Road

Dearborn, Michigan 48126

Re:	Registration Statement on Form S-3 File Nos. 333-196801,
333-196801-01, 333-196801-02

Ladies and Gentlemen:

We have acted as counsel to Ford Credit Auto Lease Two LLC, a Delaware limited liability company, CAB East LLC, a Delaware limited liability company (“CAB East”) and CAB West LLC, a Delaware limited liability company (“CAB West” and, together with Ford Credit Auto Lease Two LLC and CAB East, the “Registrants”), in connection with the above-referenced Registration Statement (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the Asset Backed Notes (the “Notes”).  As set forth in the Registration Statement, each Series of Notes will be issued under and pursuant to an indenture (the “Indenture”) to be entered into between the indenture trustee designated therein (the “Indenture Trustee”) and one of various trusts (each, a “Trust”) to be formed pursuant to the related trust agreement (the “Trust Agreement”) to be entered into by the Registrant Ford Credit Auto Lease Two LLC, and the owner trustee designated therein (the “Owner Trustee”), (the Indenture, and the Trust Agreement being referred to herein as the “Agreements”).

In that regard, we generally are familiar with the proceedings taken or required to be taken in connection with the proposed authorization, issuance and sale of the Notes, and have made investigations of law and have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such documents and records of the Registrants and such other instruments of the Registrants and such other persons, as we have deemed appropriate as a basis for the opinions expressed below, including (a) the Registration Statement, (b) the form of Indenture (including the form of Notes included as an exhibit thereto), the form of Underwriting Agreement and the other transaction documents and forms of transaction documents attached as exhibits to the Registration Statement (collectively, the “Agreements”).

AUSTIN        CENTURY CITY        CHARLOTTE        CHICAGO        HOUSTON        IRVING        LOS ANGELES

NEW YORK        ORANGE COUNTY        SAN FRANCISCO BAY AREA        SHANGHAI        WASHINGTON, DC

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations

Ford Credit Auto Lease Two LLC

CAB East, LLC

CAB West, LLC

December 12, 2014

We express no opinion except as to matters that are governed by federal law, the laws of the State of New York or the Delaware Limited Liability Company Act or the Delaware Statutory Trust Act.  All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

Based upon the foregoing, we are of the opinion that, with respect to the Notes, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Indenture has been duly authorized by all necessary action and duly executed and delivered by all necessary parties and (c) the Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and issued and sold as contemplated in the Registration Statement and the Agreements and delivered pursuant to Section 5 of the Securities Act of 1933, as amended, in connection therewith, the Notes will have been duly authorized by all necessary action of the Trust and will be legally and validly issued, binding obligations of the Trust, fully paid and non-assessable, and the holders of the Notes will be entitled to the benefits of the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to this firm as counsel to the Registrants in the Registration Statement, without implying or admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Katten Muchin Rosenman LLP